Exhibit 99.2

Q3 2023

November 9, 2023













Presentation Disclosures



Non-GAAP Measures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2023 restructuring charges, the 2022 loss on disposal, and the 2022 goodwill impairment charge are useful to understand the Company's fiscal 2023 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.



Financials

Third-Quarter 2023 Takeaways



Staffing demand continued to be impacted by economic uncertainty and labor market trends

- Q3 revenue declined by 4.3% on a reported basis, down 5.8% in constant currency[1]

Near-term steps to capitalize on continued demand for specialty talent while making measurable progress on business optimization efforts as part of our Transformation initiatives announced in May

- Focused on high-demand specialties and solutions
- Executed on workforce reductions and other initiatives to drive structural changes in our expenses and provide sustained efficiency; Q3 SG&A expenses were down 9.1%[1],[2] on an adjusted basis

Continued focus on our future through continued execution of capital allocation strategy and additional in-flight Transformation initiatives

- Completed a board-approved $50 million share repurchase program
- Announced EMEA Staffing transaction which is expected to be completed in Q1 2024 and unlock €100 million of capital
- Accelerating initiatives related to the next phase of the Transformation: driving growth

Footnote details on slide 17

Third-Quarter 2023 Financial Summary

		Change Increase/(Decrease)	
	Actual Results	As Reported	As Adjusted[2]
Revenue	$1.1B	(4.3%) (5.8%) CC[1]	(4.3%) (5.8%) CC[1]
Gross Profit Rate	20.4%	(20) bps	(20) bps
Earnings from Operations	$0.1M	NM 99.8% CC[1]	61.7% 60.1% CC[1]
Adjusted EBITDA	$25.5M		33.7%
Adjusted EBITDA Margin	2.3%		70 bps

Footnote details on slide 17

Third-Quarter 2023 Revenue

	Reported	Constant Currency[1]
Total	(4.3%)	(5.8%)
Professional & Industrial	(10.8%)	(10.5%)
Science, Engineering & Technology	(8.0%)	(8.0%)
Education	22.9%	22.9%
Outsourcing & Consulting	(3.8%)	(4.0%)
International	2.4%	(6.2%)

Footnote details on slide 17

Third-Quarter 2023 Gross Profit Rate



21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
17.5%
17.0%
20.6%
20 bps
(40) bps
20.4%
Q3 2022 GP Rate
Operating Segments
Perm Fees
Q3 2023 GP Rate

- Operating Segments gross profit rate reflects favorable business mix, partially offset by higher employee-related costs
- Permanent placement fees decreased as customers have slowed permanent hiring activity amid the continuing uncertain economic environment

Third-Quarter 2023 SG&A

$ in millions


$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$231
($21)
$15
$3
$228
Q3 2022 SG&A
Operations
Transformation costs (3)
FX
Q3 2023 SG&A

- Expenses in Operations decreased as a result of workforce reductions related to our transformation activities, as well as lower performance-based incentive compensation expenses driven by lower revenue
- Transformation costs include $10.9 million of severance expenses and lease termination costs related to Q3 actions and $4.5 million of fees to a third-party consultant to assist with the execution of the transformation-related activities

Footnote details on slide 17

Third-Quarter 2023 Revenue and Gross Profit Mix

- Kelly Professional & Industrial
- Kelly Science, Engineering, Technology & Telecom
- Kelly Education
- Kelly OCG
- Kelly International

Revenue mix by segment



20%
33%
10%
11%
26%

Gross Profit mix by segment



15%
28%
18%
9%
30%

Third-Quarter 2023 EPS Summary

$ in millions except per share data

	2023		2022	
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	$6.6	$0.18	($16.2)	($0.43)
Restructuring charges, net of taxes[4]	11.5	0.32	–	–
Goodwill impairment charge, net of taxes[5]	–	–	25.4	0.67
Loss on disposal, net of taxes[6]	–	–	0.2	0.01
Adjusted net earnings	$18.1	$0.50	$9.4	$0.25

Footnote details on slide 17

Third-Quarter 2023 Liquidity

$ in millions



$600
$500
$400
$300
$200
$100
$0
$419
$454
$418
$297
$301
$301
$122
$153
$117
Q3 2022
Q4 2022
Q3 2023
Cash, net of Short-term Borrowings
Borrowing Capacity (7)

- As of the end of Q3 2023, we continue to maintain more than $400 million of available liquidity to fund organic and inorganic growth initiatives and provide the ability to fund working capital as revenues improve as we move through the economic cycle

Footnote details on slide 17

Business Transformation Overview

Comprehensive initiative to build on our strategic progress. Efforts are facilitated by our Transformation Management Office and led by our Chief Transformation Officer with the support of an outside consulting firm



Three key outcomes are expected:

- **Optimize** business and functional operations in a sustainable manner
  - Completed workforce reductions to enhance organizational efficiency and effectiveness and established controls to provide clear visibility into resources and expenses
- **Unlock** additional value-creating opportunities
  - Finalizing several revenue growth initiatives related to technology enhancements, large enterprise account sales strategy, P&I local delivery model and inorganic opportunities
- **Accelerate** profitable growth
  - Expect continued improvement in EBITDA margin in Q4 2023, with additional improvement in 2024 and beyond

2023 Outlook and Beyond

We are navigating market conditions created by the current economic uncertainty with a continued commitment to the execution of our specialty growth strategy and transformation initiatives.

Assuming a continuation of the current economic environment through the remainder of the year, our current view for Q4 2023:



- ***Revenue*** – down 50 to 150 bps YOY on a nominal basis, including 140 bps of favorable currency impact
- ***GP rate*** – down 50 bps YOY, or approximately 19.8%; YOY decline as a result of lower placement fees; sequential decline from Q3 2023 due to Education business seasonality
- ***Adjusted SG&A*** – down 9% and includes acceleration of transformation efficiencies to address revenue trends
- ***Adjusted EBITDA margin*** – 2.8% to 3.0%

Full year impact of transformation activities and EMEA Staffing transaction will generate additional improvement in our Adjusted EBITDA margin; expected normalized Adjusted EBITDA margin would be 3.3% to 3.5% assuming current expected revenue levels

Our operating model aligns to these specialties

We have redesigned our operating model to drive profitable growth in our chosen specialties

	Kelly Professional & Industrial	Kelly International	Kelly Science, Engineering & Technology	Kelly Education	KellyOCG
Revenue[8]	$1.7B	$0.9B	$1.3B	$0.6B[9]	$0.5B[10]
GP Rate[8]	18.2%	15.3%	23.5%	15.8%[9]	36.3%[10]
Geography	North America	EMEA and Mexico	North America	U.S.	Global
Specialties	• Industrial • Contact Center • Office Clerical	• Life Sciences • IT • Finance • Other Local Professional Niches	• Engineering • Science & Clinical • Technology • Telecom	• Early Childhood • K-12 • Special Ed/Needs • Tutoring • Therapy Services • Higher Education • Executive Search	• MSP[11] • RPO[11] • PPO[11] • Consulting

Footnote details on slide 17

Third-Quarter 2023 Footnotes

(1) Constant Currency ("CC") represents year-over-year changes resulting from translating 2023 financial data into USD using 2022 exchange rates;
(2) See reconciliation of Non-GAAP Measures included in Form 8-K dated November 9, 2023;
(3) Transformation costs related to a comprehensive transformation initiative includes $4.5 million of costs to execute the transformation through the use of an external consultant and $10.4 million of severance costs and $0.5 million of lease termination costs in Q3 2023;
(4) Restructuring charges of $15.4 million, $11.5 million net of tax or $0.32 per share in Q3 2023 related to a comprehensive transformation initiative;
(5) Goodwill impairment charge of $30.7 million, $25.4 million net of tax or $0.67 per share in Q3 2022;
(6) Loss on disposal related to the sale of our Russian operations of $0.2 million, $0.2 million net of tax, or $0.01 per share in Q3 2022;
(7) U.S. credit facilities, net of standby letters of credit related to workers' compensation;
(8) Kelly size and margin profiles are based on 2022 full year results;
(9) Kelly Education revenue and GP rate was $0.7B and 16.6%, respectively, including the results of Pediatric Therapeutic Services on a proforma basis;
(10) Kelly OCG revenue and GP rate was $0.5B and 36.7%, respectively, including the results of RocketPower on a proforma basis;
(11) Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO").